POWER OF ATTORNEY


                                                   EXHIBIT (25)

Each person whose signature appears below constitutes and appoints Roger D. Chesley, Kenneth J. Jones and Jeffrey A. Mereschuk, each of them, his true and lawful attorney-in-fact and agents for him and in his name, place and stead, and in the capacities indicated below, to sign the Annual Report on Form 10-K of Amstar Corporation for the year ended December 31, 1994, and to sign any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission.

   Signature                  Title               Date



 /S/ H. B. Wentz. Jr.    Chairman of the Board   March 28, 1995
     Howard B. Wentz, Jr. and Director


 /S/ Robert A. Haversat  President and Director  March 13, 1995
     Robert A. Haversat  (Principal Executive
                            Officer)


 /S/ Jeffrey A. Mereschuk Vice President,        March 13, 1995
     Jeffrey A. Mereschuk Chief Financial Officer
                          and Treasurer


 /S/ John D. Speridakos   Controller (Principal  March 13, 1995
     John D. Speridakos   Accounting Officer)